UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2007

MERCARI COMMUNICATIONS GROUP, LTD.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-17284 (Commission File No.)	84-1085935 (I.R.S. Employer Identification No.)

2525 E. Cedar Avenue, Denver, Colorado                                        80209
        (Address of principal executive offices)                                     (Zip Code)

(303) 623-0203
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

     On June 18, 2007, Registrant sold 500,000 shares of its Common Stock to Kanouff, LLC (“KLLC”), a Colorado limited liability company, for $5,000 in cash and 500,000 shares of its Common Stock to Underwood Family Partners, Ltd. (“Partnership”), a Colorado limited partnership, for $5,000 in cash. John P. Kanouff, an officer and director of the Registrant, is the sole owner and member of KLLC; and L. Michael Underwood, an officer and director of the Registrant, is the general partner of the Partnership. The Registrant sold such shares to KLLC and the Partnership in order to obtain working capital. After such transactions, KLLC owns 1,760,126 shares of Common Stock of the Registrant and the Partnership owns 1,760,125 shares of Common Stock of the Registrant (43.3% of the Registrant’s outstanding Common Stock). The Registrant relied upon Section 4(2) of the Securities Act of 1933 as providing the exemption from registration under such Act for such transactions.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCARI COMMUNICATIONS GROUP, LTD. By: /s/ L. Michael Underwood L. Michael Underwood President

Date: June 18, 2007